Exhibit 10.4

BUSINESS OPPORTUNITIES AGREEMENT

This Business Opportunities Agreement (this “Agreement”) is entered into on, and effective as of, November 22, 2010, between Georgios Feidakis (the “Founder”) and Globus Maritime Limited, a Jersey company to be domesticated into the Republic of the Marshall Islands (the “Company”).

RECITALS

WHEREAS, the Founder and the Company and their respective affiliates are or in the future may be engaged in businesses relating to dry bulk shipping; and

WHEREAS, the Founder and the Company wish to identify the circumstances when, and the procedures pursuant to which, Business Opportunities (as hereinafter defined) are divided between the Founder and the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.	Corporate Opportunities.

a.	The Founder agrees to disclose all Business Opportunities and the material facts attendant thereto, to the board of directors of the Company (the “Board”) for consideration by the Company.

b.
If within seven (7) business days of the Founder disclosing the Business Opportunity to the Board, the Board fails to adopt a resolution (and to provide a copy of the same to the Founder) that provides that the Company will use its commercial best efforts to pursue such Business Opportunity, the Company will be deemed to have declined to pursue such Business Opportunity, in which event the Founder shall be free to pursue it for the Founder’s or his affiliates’ personal benefit. For the avoidance of doubt, any Business Opportunity that the Company fails to pursue, as defined in this clause, shall be treated as confidential and may not be disclosed by the Company to any third party, subject to applicable laws and rules and requirements of the U.S. Securities and Exchange Commission and any stock exchange upon which the securities of the Company trade.

c.
For the purposes herein, “Business Opportunities” shall mean any business opportunities available to the Founder or to any affiliate of the Founder that he controls relating to dry bulk shipping which may arise during the Term, as defined below in Section 6, and which could reasonably be expected to be business opportunities that the Company might pursue.

2.
Acknowledgment and Release.  The Company hereby (i) acknowledges and agrees that except as provided in this Agreement, the Founder shall not have any obligation to offer the Company any business opportunity (other than a Business Opportunity) or transaction; (ii) renounces any interest or expectancy in any permitted Business Opportunity pursued by the Founder in accordance with this Agreement; and (iii) waives any claim that any business opportunity, transaction or Business Opportunity pursued by the Founder constitutes a corporate opportunity of the Company, unless such opportunity was pursued by the Founder in violation of this Agreement.

3.
Conduct of Business.  Neither the Founder or his affiliates nor a director, officer, employee or agent of the Founder or his affiliates, whether or not such person is also a director, officer, employee, agent or shareholder of the Company, shall be liable to the Company or its shareholders for breach of any fiduciary or other duty that such person may have by reason of the Founder or his affiliates undertaking any activity permitted in this Agreement.

4.	Additional Obligations of Founder.

a.
The Founder hereby acknowledges and agrees that he and the affiliates he controls may acquire an interest of up to five (5) per cent of the issued ordinary share capital of a public company that carries on dry bulk shipping activities, provided neither he nor any such affiliate is directly or indirectly involved in the management of such company.

b.
Neither the Founder nor any affiliate he controls shall during the Term and for six (6) months thereafter solicit any employee or officer of the Company or its subsidiaries, being an employee of a senior capacity (with seniority being determined by reference to an annual salary in excess of €100,000 per annum or more).

5.
Other Conduct. Any conduct by the Founder or his affiliates that does not comply with this Agreement shall not by reason thereof void a transaction or make it voidable or be deemed a breach of any fiduciary or other duty that may be owed to the Company, but shall instead be governed by the Republic of the Marshall Islands Business Corporations Act or any other applicable law.

6.
Term. This Agreement shall expire (other than Sections 4(b), 7, 8 and 11) on the first day on which the Founder no longer beneficially owns common shares or any other equity representing at least thirty (30) per cent of the combined voting power of all outstanding common shares or any other equity of the Company, or no longer serves as a director of the Company (the “Term”).

7.
Governing Law.  This Agreement, except as provided for in Section 5 and any mandatory provisions of the Republic of the Marshall Islands with regard to the Company, shall be governed by and construed in accordance with the substantive laws of the State of New York.

8.
Arbitration.  All disputes arising out of or in connection with this Agreement shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The seat of the arbitration shall be Athens, Greece. Any award rendered by the arbitrator(s) may be recognized and enforced by any court having jurisdiction thereof.

9.
Amendments; Waivers.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

10.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to its subject matter, and supersedes and replaces all prior agreements and understandings of the parties in connection with such subject matter.

11.
Notices.  All notices and other communications hereunder shall be given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth (or such other address as shall from time to time be designated by such party to the other party in accordance with this Section 11.

If to the Founder:	Mr. Georgios Feidakis c/o Global Maritime Limited 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens Greece

If to the Company:	Globus Maritime Limited 28 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens Greece

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgement of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgement of receipt returned to the sender by the applicable authorities, the confirmation of delivery rendered by the applicable overnight courier service or the confirmation of a successful facsimile transmission of such notice or communication.

12.	Family Relationships. Notwithstanding anything herein to the contrary, no family member above the age of 18 shall be considered an affiliate of the Founder, other than in connection with Section 3.

13.
Rights of Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of the Company or any other person shall have the right, separate and apart from the Company, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

14.
Further Assurances.  The parties hereto agree to execute and deliver such other documents or agreements and to use commercially reasonable efforts to take, or cause to be taken, such other actions and to do, or cause to be done, all other things, in each case necessary to desirable for the implementation of this Agreement, including but not limited to executing or causing a party’s affiliate to execute an agreement to terminate the Relationship Agreement dated May 31, 2007 among the Company, the Founder and Firment Trading Limited.

15.	Headings. The headings in this Agreement are for convenience of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

16.	Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, the Founder and the Company have executed this Agreement on the date first written above.

/s/ Georgios Feidakis
Georgios Feidakis

GLOBUS MARITIME LIMITED

By:  /s/ Georgios Karageorgiou
     Name: Georgios Karageorgiou
     Title: Director

Signature Page – Business Opportunities Agreement